Exhibit 21

                              LIST OF SUBSIDIARIES


   Name of Subsidiary                            Jurisdiction of Organization
   ------------------                            ----------------------------

   Spear & Jackson plc                                     England
   Bowers Group plc                                        England
   Offertower plc                                          England
   Magnacut Limited                                        England
   Coventry Gauge Limited                                  England
   Neill Tools Limited                                     England
   James Neill Holdings Limited                            England
   Eclipse Magnetics Limited                               England
   Markbalance plc                                         England
   Spear & Jackson Holdings Limited                        England
   Societe Neill France S.A.                               France
   Spear & Jackson Garden Products Limited                 England
   Spear & Jackson France S.A.                             France
   James Neill Canada, Inc.                                Canada
   Spear & Jackson (Australia) Pty Limited                 Australia
   Spear & Jackson (New Zealand) Limited                   New Zealand
   James Neill USA, Inc.                                   Illinois
   Bowers Metrology Limited                                England
   Bowers Metrology (UK) Limited                           England
   CV Instruments Limited                                  England
   Spear & Jackson, Inc.                                   Florida
   S and J Acquisition Corp.                               Florida
   Mega Tools Ltd                                          Canada
   Megatools USA, Inc.                                     Washington